Exhibit 10.2

INNOSPEC INC.

RULES of the INNOSPEC INC. SHARESAVE PLAN 2008 (as amended and restated May 2018)

1.	PURPOSE

The purpose of the Plan, which shall be known as the Innospec Inc. ShareSave Plan 2008 (the “Plan”) is to provide a means through which the Company and its Group Members may attract able persons to enter and remain in the employ of the Group and to provide a means whereby employee and directors of the Group can acquire common stock, thereby strengthening their commitment to the welfare of the Company and the Group and promoting an identity of interest between stockholders and these employees and directors.

2.	INTERPRETATION

2.1.	Definitions

The definitions in Part A shall apply to the Plan except where expressly provided otherwise.

2.2.	Interpretation

In the Plan, unless otherwise specified:

2.2.1.	the contents and rule headings are inserted for ease of reference only and do not affect the interpretation of the Plan;

2.2.2.	a reference to a Rule is a reference to a rule of the Plan or to a Part of the Plan as appropriate;

2.2.3.	save as provided for by law and subject to Rule 10.4 a reference to writing includes any mode of reproducing words in a legible form and reduced to paper or electronic format or communication including, for the avoidance of doubt, correspondence via e-mail;

2.2.4.	the singular includes the plural and vice versa and the masculine includes the feminine;

2.2.5.	a reference to a statutory provision includes any statutory modification, amendment or re-enactment thereof; and

2.2.6.	the Interpretation Act 1978 applies to the Plan in the same way as it applies to an enactment.

3.	EFFECTIVE DATE AND DURATION OF PLAN

3.1.	Commencement

The Plan was originally adopted as approved by the stockholders of the Company and effective from 6 May 2008. Subject to the approval of stockholders at the 2018 Annual Meeting of Stockholders, the Plan will be renewed for an additional ten (10) year period, such renewal to take effect from May 6, 2018. No awards shall be made under the Plan unless the Plan has been approved by the stockholders. No awards shall be made under Part A until that Part has been approved by HM Revenue & Customs.

3.2.	Duration of Plan

The Plan shall terminate on the tenth anniversary of the date on which its renewal is approved by the Company’s stockholders or at any earlier time by the passing of a resolution by the Committee. Termination of the Plan shall be without prejudice to the subsisting rights of a participant in the Plan.

4.	PLAN LIMITS

The present maximum aggregate number of Shares which may be issued under the Plan is 750,000 subject to any future increase in this limit which may be substituted at the discretion of the Committee upon approval by the stockholders of the Company. Subject to stockholder approval at the 2018 Annual Meeting of Stockholders in May 2018, this will be increased to a maximum aggregate number of shares of 1,650,000. For the purposes of the limit in this Rule 4 any Shares subject to an option or other rights granted under the Plan which have lapsed, been renounced or otherwise become incapable of being exercised or vesting shall not be treated as issued.

5.	PLAN PARTS

5.1.	General

The Plan comprises three parts:

5.1.1.	Part A which provides for the grant of options to eligible employees under a savings-related share option plan approved by HM Revenue & Customs;

5.1.2.	Part B which provides for the making of awards to eligible employees under an employee stock purchase plan established in accordance with section 423 of the United States Internal Revenue Code; and

5.1.3.	Part C which provides for the grant of options or stock equivalent units to eligible employees under a savings-related option plan which is neither approved by HM Revenue & Customs nor qualifies for favoured tax status in the United States of America;

and references to a Part of the Plan shall be construed accordingly.

5.2.	Freedom to operate Parts

On every occasion that the Committee resolves to make awards under the Plan it shall have complete discretion as to whether to invite Eligible Employees to participate in Part A, Part B or Part C of the Plan.

6.	ISSUE AND AVAILABILITY OF PLAN SHARES

6.1.	Rights attaching to Plan Shares

All Plan Shares issued under the Plan shall, as to voting, dividend, transfer and other rights, including those arising on a liquidation of the Company, rank equally in all respects and as one class with the Plan Shares in issue at the date of such issue save as regards any rights attaching to such Plan Shares by reference to a record date prior to the date of such issue.

6.2.	Availability of Plan Shares

The Company shall at all times use its reasonable endeavors to keep available sufficient authorized but unissued Plan Shares to satisfy all rights under the Plan which the Committee has determined will be satisfied by the issue of Plan Shares.

6.3.	Application for listing and admission to trading of Plan Shares

While Plan Shares are admitted to trading on NASDAQ the Company shall, at its expense, make application for, and use its reasonable endeavors to obtain admission to trading on NASDAQ for Plan Shares allotted on the exercise of rights granted under the Plan.

7.	RELATIONSHIP OF PLAN TO CONTRACT OF EMPLOYMENT

7.1.	Contractual Provisions

Notwithstanding any other provision of the Plan:

7.1.1.	the Plan shall not form part of any contract of employment between any Group Member and an Eligible Employee;

7.1.2.	unless expressly so provided in his contract of employment, an Eligible Employee has no right to be granted any rights under the Plan;

7.1.3.	the benefit to an Eligible Employee of participation in the Plan (including, in particular but not by way of limitation, any rights held by him under the Plan) shall not form any part of his remuneration or count as his remuneration for any purpose and, for the purposes of his contract of employment, shall not be pensionable; and

7.1.4.	if an Eligible Employee ceases to be in Relevant Employment, he shall not be entitled to compensation for the loss of any right or benefit or prospective right or benefit under the Plan (including, in particular but not by way of limitation, any rights held by him under the Plan which lapse by reason of his ceasing to be in Relevant Employment) whether by way of damages for unfair dismissal, wrongful dismissal, breach of contract or otherwise.

7.2.	Deemed Agreement

By applying for any Option (or other award under this Plan) an Option Holder is deemed to have agreed to the provisions of this Rule 7.

8.	ADMINISTRATION OF PLAN

8.1.	Responsibility for administration

The Company shall be responsible for, and shall have the conduct of, the administration of the Plan. The Committee may from time to time make, amend or rescind regulations for the administration of the Plan provided that such regulations shall be consistent with the Rules and not cause any of the provisions of Schedule 3 which are relevant to the Plan to cease to be satisfied.

8.2.	Committee’s decision final and binding

The decision of the Committee shall be final and binding in all matters relating to the administration of the Plan, including but not limited to the resolution of any dispute concerning, or any inconsistency or ambiguity in the Rules or any document used in connection with the Plan.

8.3.	Cost of Plan

The cost of introducing and administering the Plan shall be met by the Company. The Company shall be entitled, if it wishes, to charge an appropriate part of such cost to a Subsidiary. The Company shall also be entitled, if it wishes, to charge to a Subsidiary the opportunity cost of issuing Plan Shares to an Option Holder employed by the Subsidiary in relation to his exercise of an Option.

8.4.	Data protection

8.4.1	In respect of the period prior to 25 May 2018, by accepting an Option and not declining it, an Option Holder consents to the holding and processing of personal data provided by the Option Holder to the Company or any member of the Group, trustee or third party service provider, for all purposes relating to the operation of the Plan. These include, but are not limited to:

8.4.1.1	administering and maintaining Participant records;

8.4.1.2	providing information to HM Revenue & Customs, members of the Group, the trustee of any employee benefit trust, registrars, brokers or third party administrators of the Plan;

8.4.1.3	transferring information about the Option Holder to a country or territory outside the European Economic Area that may not provide the same statutory protection for the information as the Option Holder’s home country.

8.4.2	From 25 May 2018, the Company and any member of the Group will process each Eligible Employee’s data in accordance with:

8.4.2.1	the applicable data privacy policy or policies adopted by the Company or other member of the Group; and

8.4.2.2	the data privacy notice(s) provided to the Eligible Employee covering the processing of the Eligible Employee’s data in connection with the Plan.

9.	AMENDMENT OF PLAN

9.1.	Power to amend Plan

Subject to the further provisions in this Rule 9, the provisions of Rule 11 of Part A and the provisions of Rule 19 of Part B, the Committee may from time to time amend the rules of the Plan.

9.2.	Rights of existing Option Holders

An amendment may not adversely affect existing rights under the Plan except where the amendment has been approved by those who would be adversely affected by the amendment in such manner as would be required by the Company’s articles of incorporation (with appropriate changes) if the Plan Shares subject to those rights which would be so adversely affected had been issued or transferred to them (so that they had become shareholders in the Company) and constituted a separate class of shares.

9.3.	Stockholder Approval

No alteration to the Rules of this Plan shall be effective without stockholder approval to the extent that such approval is required by any applicable law, regulatory authority or the rules of any relevant exchange.

9.4.	Amendment to Part B

No amendment shall be made that would result in any provision of Part B of the Plan failing to comply with Rule 16b-3 under the Exchange Act or qualify under Section 423 of the Internal

Revenue Code. In addition to the extent necessary to comply with Rule 16b-3 under the Exchange Act or Section 423 of the Code (or any successor rule or provision or applicable law or regulation) the Company shall obtain stockholder approval with respect to any amendment in such a manner and to such a degree as required.

9.5.	Notification of Option Holders

The Committee shall, as soon as reasonably practicable, notify anyone adversely affected by any amendment to the Rules under this Rule 9 and explain how it affects his position under the Plan.

10.	NOTICES

10.1.	Notice by Committee

Save as provided for by law and subject to Rule 10.4, any notice, document or other communication given by, or on behalf of, the Committee or to any person in connection with the Plan shall be deemed to have been duly given if delivered to him at his place of work, if he is in Relevant Employment, if sent by e-mail to such e-mail address as may be specified by him from time to time, or sent through the post in a pre-paid envelope to the postal address last known to the Company to be his address and, if so sent, shall be deemed to have been duly given on the date of posting.

10.2.	Deceased Option Holders

Save as provided for by law and subject to Rule 10.4, any notice, document or other communication so sent to an Option Holder shall be deemed to have been duly given notwithstanding that such Option Holder is then deceased (and whether or not the Committee has notice of his death) except where his personal representatives have established their title to the satisfaction of the Committee and supplied to the Committee an e-mail or postal address to which notices, documents and other communications are to be sent.

10.3.	Notice to Committee

Save as provided for by law and subject to Rule 10.4, any notice, document or other communication given to the Committee in connection with the Plan shall be delivered or sent by post to the Company Secretary at the Company’s registered office or such other e-mail or postal address as may from time to time be notified to Option Holders but shall not in any event be duly given unless and until it is actually received at the registered office or such e-mail or postal address and shall be deemed to have been duly given on the date of such receipt.

10.4.	Option Certificate and Notice of Option

For the avoidance of doubt, the Option Certificate and Notice of Option may not be executed or delivered by e-mail or other such similar electronic communication.

11.	GOVERNING LAW AND JURISDICTION

11.1.	Plan governed by English law

Subject to Rule 23.2 of Part B of the Plan the formation, existence, construction, performance, validity and all aspects whatsoever of the Plan, any term of the Plan and any Option granted under it shall be governed by English law.

11.2.	English courts to have jurisdiction

Subject to Rule 23.2 of Part B of the Plan the English courts shall have jurisdiction to settle any dispute which may arise out of, or in connection with, the Plan.

11.3.	Jurisdiction agreement for benefit of Company

The jurisdiction agreement contained in this Rule 11 is made for the benefit of the Company only, which accordingly retains the right to bring proceedings in any other court of competent jurisdiction.

11.4.	Option Holder deemed to submit to such jurisdiction

By applying to participate in the Plan, an Option Holder is deemed to have agreed to submit to such jurisdiction.

PART A	APPROVED BY HER MAJESTY’S REVENUE AND CUSTOMS UNDER THE INCOME TAX (EARNINGS AND PENSIONS) ACT 2003 ON 2nd JUNE 2008 UNDER REFERENCE SRS102747/GWW

1.	INTERPRETATION

1.1.	Definitions

In this Plan, unless the context otherwise requires, the following words and expressions have the following meanings:

“Acquiring Company”	means a company (including a New Holding Company) which obtains Control of the Company in the circumstances referred to in Rule 7.1, 7.2, 7.3, or 7.5;

“Applicant”	means an Eligible Employee who applies for the grant of an Option;

“Application“	means an application for the grant of an Option;

“Application Form”	means the form on which an application for the grant of an Option is made;

“Approval Date”	means the date on which this Part A of the Plan was approved by HM Revenue & Customs under Schedule 3;

“Associated Company”	has the meaning given to that expression by paragraph 47 of Schedule 3 or, where the context requires, paragraph 35(4) of Schedule 3;

“Bonus Date”	means

(1) in the case of a three year Savings Contract, the earliest date on which a Standard Bonus would be payable under the Savings Contract; and

(2)   in the case of a five year Savings Contract, the earliest date on which a Standard Bonus or a Maximum Bonus would be payable under the Savings Contract, according to whether, for the purpose of determining the number of Plan Shares over which the Option linked to the Savings Contract was granted, the repayment under the Savings Contract is to be taken as including the Standard Bonus (or no bonus) or the Maximum Bonus, respectively;

“Company”	means Innospec Inc., a Delaware corporation, being the scheme organiser for the purposes of paragraph 2(2) of Schedule 3;

“Committee”	means the Compensation Committee of the board of directors of the Company or any other duly authorized committee of the Board;

“Consortium”	has the meaning given to that word by paragraph 48(2) of Schedule 3;

“Constituent Company”	means the Company or a company which is a Subsidiary and which has been nominated by the Committee to participate in the Plan from time to time;

“Control”	has the meaning given by section 719 ITEPA 2003;

“Dealing Day”	means any day on which NASDAQ is open for the transaction of business;

“Eligible Employee”	means an individual who is:

(1) an employee (other than a director) of a Constituent Company; or

(2) a director of a Constituent Company who is contracted to work at least 25 hours per week for the Group (exclusive of meal breaks);

and who, in either case:

(i) is not eligible solely by reason that he is a non-executive director of a Constituent Company;

(ii) has earnings in respect of his office or employment which are (or would be if there were any) general earnings to which section 15 of ITEPA 2003 applies;

(iii) has at the Grant Date been such a director or employee for such period, not exceeding five years, as the Committee determines for the purpose of an issue of Invitations;

(iv) has not given or been given notice to terminate his employment within the Group; and

(3) a director (other than a non executive director) or employee of a Constituent Company nominated by the Committee to be an Eligible Employee

“Employer Company”	means the Group Member which employs the Option Holder;

“Exercise Price”	means the amount per Plan Share in sterling payable on the exercise of an Option determined in accordance with Rule 4;

“Grant Date”	means the date on which an Option is granted to an Eligible Employee determined in accordance with Rule 3.3;

“Group”	means the Company and all Subsidiaries and Associated Companies of the Company and “Group Member” shall be construed accordingly;

“ITA 2007”	means the Income Tax Act 2007;

“Invitation”	means an invitation to apply for the grant of an Option issued under Rule 2.2;

“Invitation Date”	means the date on which an Invitation is issued;

“ITEPA 2003”	means the Income Tax (Earnings and Pensions) Act 2003;

“Market Value”	means

(a)   if at the relevant time Plan Shares are listed in the daily official list of any recognised investment exchange within the meaning of section 1005 of ITA 2007, the middle market quotation of a Plan Share (as derived from that list) for the Dealing Day immediately preceding the Invitation Date or, if the Committee so decides, an amount equal to the arithmetic average of the middle market quotations of a Plan Share (derived on the same basis) for the three Dealing Days immediately preceding the Invitation Date provided that in no case may the market value of a Plan Share be determined by reference to a Dealing Day which falls within a Proscribed Period; or

(b)   if at the relevant time Plan Shares are not so listed, the market value of a Plan Share as determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 taking into account any valuation methodology then published by HMRC

“Maximum Bonus”	means the bonus which is payable under a five year Savings Contract, at the earliest, seven years after the starting date of the Savings Contract;

“Minimum Monthly Savings Amount”	means in relation to each Invitation, the minimum monthly saving which may be made by an Option Holder as determined by the Committee in accordance with paragraph 25(3)(b) of Schedule 3 being not less than £5 nor more than £10 (or such other amount as may be permitted from time to time under paragraph 25(3)(b) of Schedule 3);

“NASDAQ”	means National Association of Securities Dealers Automatic Quotation system the electronic market administered by the National Association of Securities Dealers in the United States of America;

“New Holding Company”	means a company which obtains Control of the Company where 90% or more of the New Holding Company’s ordinary shares are held in substantially the same proportions by substantially the same persons who previously held the Company’s ordinary shares;

“New Option”	means an option granted by way of exchange under Rule 8.1;

“New Plan Shares”	means the shares subject to a New Option;

“Notice of Exercise”	means the notice given in respect of the exercise of an Option under Rule 5.7;

“Option”	means a right to acquire Plan Shares granted under the Plan;

“Option Certificate”	means the deed or statement under which an Option is granted in accordance with Rule 3.3;

“Option Holder”	means an individual who holds an Option or, where the context permits, his legal personal representatives;

“Non-UK Company Reorganisation”	an arrangement as defined by paragraph 47A of Schedule 3;

“Participating Company”	means the Company or a Subsidiary;

“Plan Shares”	means ordinary stock in the capital of the Company (or any stock representing it) which satisfy the conditions in paragraphs 18 to 22 of Schedule 3;

“Proscribed Period”	means any period during which dealings in Plan Shares by directors is proscribed due to the existence of unpublished price sensitive information in accordance with applicable law, regulations imposed by any exchange on which the Company’s shares are traded or the Company’s own code on insider dealing (unless, in the case of the Company’s own code on insider dealing, the Committee determines reasonably that such period should not be proscribed for the purposes of the Plan but provided always that this discretion shall not be exercised to treat any period which would be proscribed by law as not being so proscribed);

“Relevant Employment”	means employment with any Group Member;

“Renewal Date”	means the date on which the Plan is approved for renewal by the Company;

“Relevant Share Option Scheme”	means a share option scheme under Schedule 3;

“Reorganisation”	means any variation in the share capital of the Company, including but without limitation a capitalization issue, rights issue, rights offer or bonus issue and a sub-division, consolidation or reduction in the capital of the Company but excluding a capitalization issue in substitution for or as an alternative to a cash dividend;

“Savings Contract”	means a contract under a certified SAYE savings arrangement within the meaning of section 703 of the Income Tax (Trading and Other Income) Act 2005 which has been approved by HM Revenue & Customs for the purpose of Schedule 3;

“Schedule 3”	means Schedule 3 to ITEPA 2003;

“Standard Bonus”	means the earliest bonus which is payable under a Savings Contract;

“Subsidiary”	means a company which is a subsidiary of the Company within the meaning of section 1159 of the Companies Act 2006.

2.	INVITATIONS TO APPLY FOR AND APPLICATIONS FOR, GRANT OF OPTIONS

2.1.	Announcement of intention to issue Invitations by Committee

The Committee may, in its absolute discretion, resolve to issue Invitations at such time as it shall in its discretion determine provided always that an Invitation may not be issued during a Proscribed Period.

2.2.	Persons to whom Invitations must be issued

If the Committee announces its intention to issue Invitations, it shall issue an Invitation to every person who is, or will on the Grant Date be, an Eligible Employee.

2.3.	Documents which must accompany Invitation

An Invitation shall be accompanied by an Application Form to be used by the recipient of the Invitation to apply for the grant of the Option referred to in the Invitation and to apply to enter into a Savings Contract approved by the Committee for the purpose of that issue of Invitations and linked to the Option.

2.4.	Contents of Invitation

An Invitation shall state:

2.4.1.	the date, being not less than 14 nor more than 21 days after the date of issue of the Invitation, by which the recipient of the Invitation must submit an Application;

2.4.2.	the Minimum Monthly Savings Amount under the Savings Contract linked to the Option referred to in the Invitation;

2.4.3.	the Exercise Price under the Option referred to in the Invitation or the method by which the Exercise Price will be determined and notified to Eligible Employees;

2.4.4.	the maximum permitted aggregate monthly savings contribution under the Savings Contract linked to the Option referred to in the Invitation taken together with savings contributions by the Applicant under any other savings contract linked to any other Option or option granted under any other SAYE option scheme under Schedule 3, being the lesser of £500 (or such other amount as may be permitted from time to time under paragraph 25(3)(a) of Schedule 3) and such other amount (being a multiple of £1 and not less than £5 (or such other minimum savings amount specified from time to time under paragraph 25(3)(b) of Schedule 3) as the Committee may determine for the purpose of that issue of Invitations;

2.4.5.	whether an Applicant must enter into a three year or a five year Savings Contract or may choose either;

2.4.6.	whether, for the purpose of determining the number of Plan Shares over which the Option referred to in the Invitation is to be granted, the repayment under the Savings Contract linked to the Option must be taken as including the Maximum Bonus, the Standard Bonus or no bonus or whether the recipient of the Invitation may choose any of these; and

2.4.7.	the maximum total number of Plan Shares, if any, set by the Committee under Rule 2.8 over which Options will be granted in response to that issue of Invitations.

Subject to this Rule 2.4 an Invitation shall be in such form as the Committee may determine from time to time.

2.5.	Contents of Application Form

An Application Form shall require an Applicant to state:

2.5.1.	the monthly savings contribution (being a multiple of £1 and not less than £5 (or such other minimum savings amount specified from time to time under paragraph 25(3)(b) of Schedule 3) which he wishes to make under the Savings Contract linked to the Option referred to in the Invitation;

2.5.2.	that his proposed monthly savings contribution, when added to any monthly savings contributions then being made by him under any other Savings Contract linked to an Option or to an option granted under any other SAYE option scheme under Schedule 3, will not exceed the maximum permitted aggregate monthly savings contribution specified in the Invitation;

2.5.3.	where appropriate, whether he wishes to enter into a three or five year Savings Contract, and, in the case of a five year Savings Contract, whether he wishes it to be linked to the Maximum Bonus or the Standard Bonus; and

2.5.4.	where appropriate, whether, for the purpose of determining the number of Plan Shares over which the Option referred to in the Invitation is to be granted, he wishes the repayment under the Savings Contract linked to the Option to be taken as including a bonus or no bonus; and shall authorize the Committee to enter on the Application Form, on behalf of the Applicant, such monthly savings contribution, not exceeding the maximum stated on the Application Form, or as the Committee determines under Rule 3.6.

Subject to this Rule 2.5 an Application Form shall be in such form as the Committee may determine from time to time.

2.6.	Number of Plan Shares applied for in Application

An Application shall be deemed to be for the grant of an Option over the maximum whole number of Plan Shares which may be acquired at the Exercise Price out of the expected repayment (including any bonus where permitted under Rule 2.4.6 and requested by the Applicant pursuant to Rule 2.5.4) under the Savings Contract linked to the Option at the applicable Bonus Date.

2.7.	Making of Applications

The recipient of an Invitation who wishes to apply for the grant of the Option referred to in the Invitation shall submit to the Committee, within the period specified in the Invitation, a duly completed Application Form.

2.8.	Power to Set Limit

The Committee may, in its absolute discretion, from time to time set a maximum limit on the total number of Plan Shares which may be placed under Option under the Plan in response to an issue of Invitations (but no such limit shall invalidate any Option granted prior to such limit being set).

3.	GRANT OF OPTIONS

3.1.	Options granted by Company

The Company may from time to time grant Options to Eligible Employees.

3.2.	Persons to whom Options must be granted

The Committee shall grant the Option referred to in each Invitation in respect of which the Committee has received a valid Application and, where Rule 3.6.4 applies, which has been selected by lot.

3.3.	Procedure for grant of Options and Grant Date

The Committee shall grant an Option by passing a resolution. The Grant Date shall be the date on which the Committee passes the resolution or such later date as is specified in the resolution and allowed by Rules 3.7 and 3.8. The grant of an Option or Options shall be evidenced by a deed executed by or on behalf of the Committee. The deed or a statement providing details of the grant shall be issued to each Applicant who has been granted an Option as soon as reasonably practicable following the grant of the Option.

3.4.	Contents of Option Certificate

An Option Certificate shall state:

3.4.1.	the Grant Date;

3.4.2.	the number of Plan Shares subject to the Option;

3.4.3.	the Exercise Price; and

3.4.4.	the Bonus Date, being the date on which the Option will ordinarily become exercisable.

Subject thereto, an Option Certificate shall be in such form as the Committee may determine from time to time.

3.5.	Number of Plan Shares over which Options granted

An Option shall be granted over the number of Plan Shares for which the Applicant is deemed under Rule 2.6 or 3.6, as appropriate, to have applied.

3.6.	Scaling down of Applications

If the Committee receives Applications for the grant of Options over a number of Plan Shares in excess of any of the limits in Rule 2.8, it shall, to the extent necessary to eliminate the excess, take the following steps in the following order or such other steps as it may agree in advance with HM Revenue & Customs:

3.6.1.	first, for the purpose of determining the number of Plan Shares over which the Option referred to in an Invitation is to be granted, it shall take the repayment under the Savings Contract linked to the Option as including the Standard Bonus instead of the Maximum Bonus;

3.6.2.	secondly, it shall take the repayment under the Savings Contract linked to the Option as including no bonus instead of the Standard Bonus;

3.6.3.	thirdly, it shall reduce pro rata the excess over £5 (or such other minimum savings amount specified from time to time under paragraph 25(3)(b) of Schedule 3), or such greater amount as the Committee may determine, of the monthly savings contribution selected by each Applicant;

3.6.4.	fourthly, it shall select Applications by lot and each Application shall be deemed to be for a monthly savings contribution of £5 (or such other minimum savings amount specified from time to time under paragraph 25(3)(b) of Schedule 3) only with the repayment under the Savings Contract linked to the Option taken as including no bonus.

Each Application shall be deemed to have been withdrawn or amended accordingly and the Committee shall amend each Application Form to reflect any reduction in the bonus or the monthly savings contribution resulting therefrom.

For the purpose of applying this Rule 3.6, if an Applicant has made multiple Applications, the Applications shall be treated as a single Application and the monthly savings contributions applied for in the Applications shall be aggregated.

3.7.	Period allowed for grant of Options

An Option may be granted only during the period of thirty days beginning on the earliest of the dates referred to in the definition of “Market Value” and used for the purpose of determining the Exercise Price or, if Rule 3.6 applies, during the period of forty two days beginning on the earliest of such dates.

3.8.	Duration of Plan

An Option may not be granted:

3.8.1.	earlier than the Approval Date; nor

3.8.2.	more than ten years after the Renewal Date.

3.9.	Persons to whom Options may be granted

The Committee may not grant an Option to an individual who is not an Eligible Employee on the Grant Date.

3.10.	Options non-transferable

An Option shall be personal to the Eligible Employee to whom it is granted and, subject to Rule 6.1, shall not be capable of being transferred, charged or otherwise alienated and shall lapse immediately if the Option Holder purports to transfer, charge or otherwise alienate the Option.

4.	EXERCISE PRICE

The Exercise Price shall be determined by the Committee and may be any price but shall not be less than the higher of:

(a)	eighty percent of the Market Value of a Plan Share expressed in sterling using the closing rate for the conversion of US dollars into sterling as published in the Wall Street Journal on the relevant Invitation Date (or in any other newspaper approved by HM Revenue & Customs for this purpose); and

(b)	in the case of any Option which will be satisfied by the issue of new shares the nominal value of a Plan Share.

5.	EXERCISE OF OPTIONS

5.1.	Earliest date for exercise of Options

Subject to Rules 6 and 7, an Option may not be exercised before the Bonus Date.

5.2.	Latest date for exercise of Options

Subject to Rule 6.1, an Option may not be exercised more than six months after the Bonus Date and if not exercised by that date shall lapse immediately.

5.3.	Persons who may exercise Options

Subject to Rule 6, an Option may be exercised only while the Option Holder is in Relevant Employment and if an Option Holder ceases to be in Relevant Employment, any Option granted to him shall lapse immediately. This Rule 5.3 shall apply where the Option Holder ceases to be in Relevant Employment in any circumstances (including, in particular, but not by way of limitation, where the Option Holder is dismissed unfairly, wrongfully, in breach of contract or otherwise).

5.4.	Number of Plan Shares acquired on exercise of Options

The number of Plan Shares which may be acquired on the exercise of an Option shall be limited to the maximum whole number which may be acquired at the Exercise Price out of the repayment (including any interest or bonus that has been taken into account in determining the number of Plan Shares over which the Option was granted) received by the Option Holder under the Savings Contract linked to the Option.

5.5.	Options may be exercised in whole or in part

An Option may, to the extent it has become exercisable, be exercised in whole or in part. If exercised in part, the unexercised part of the Option shall lapse.

5.6.	Procedure for exercise of Options

5.6.1.	An Option shall be exercised by the Option Holder delivering to the Committee a duly completed Notice of Exercise in the form from time to time prescribed by the Committee, specifying the number of Plan Shares in respect of which the Option is being exercised, and accompanied by evidence of the termination of the Savings Contract linked to the Option, payment in full for the Plan Shares (which shall not exceed the repayment, including any interest or bonus, received by the Option Holder under the linked Savings Contract) and, if available, the Option Certificate. Such payment may be made by the Option Holder or by the bank or building society with which the Savings Contract was made.

5.6.2.	If payment is made by cheque and the cheque fails to clear the Option shall be deemed never to have been exercised.

5.7.	Issue or transfer of Plan Shares on exercise of Options

Subject to any necessary consents and to compliance by the Option Holder with the Rules, the Committee shall, as soon as reasonably practicable and in any event not later than thirty days after the date of exercise of the Option, issue or transfer to the Option Holder, or procure the issue or transfer to the Option Holder of, the number of Plan Shares specified in the Notice of Exercise and shall deliver or procure the delivery to the Option Holder of a definitive share certificate in respect of such Plan Shares.

5.8.	Amount of repayment under Savings Contract

For the purpose of Rules 5.4 and 5.6, the repayment received under a Savings Contract shall exclude the repayment of any contribution the due date for payment of which falls after any date on which the Option Holder ceases to be in Relevant Employment.

6.	EXERCISE OF OPTIONS IN SPECIAL CIRCUMSTANCES

6.1.	Death

Notwithstanding the remaining provisions of these Rules, if an Option Holder dies before the Bonus Date, his personal representatives shall be entitled to exercise his Options at any time during the twelve month period after his death. If not so exercised by the end of that period, the Options shall lapse immediately.

Notwithstanding the remaining provisions of these Rules, if an Option Holder dies during the period of six months after the Bonus Date, his personal representatives shall be entitled to exercise his Options at any time during the twelve month period after the Bonus Date. If not so exercised, the Options shall lapse immediately.

6.2.	Injury, disability, redundancy, retirement etc

Subject to Rule 6.4, notwithstanding Rules 5.1 and 5.3, if an Option Holder ceases to be in Relevant Employment by reason of:

6.2.1.	injury or disability;

6.2.2.	redundancy within the meaning of the Employment Rights Act 1996;

6.2.3.	retirement;

6.2.4.	a relevant transfer within the meaning of the Transfer of Undertakings (Protection of Employment) Regulations 2006;

6.2.5.	where the Option Holder holds office or is employed in a company which is an associated company (as defined in paragraph 35(4) of Schedule 3) of the Company, that company ceasing to be an associated company of the Company by reason of a change of control (as determined in accordance with sections 450 and 451 Corporation Tax Act 2010);

6.2.6.	his office or employment ceasing to be a Relevant Employment because it relates to a business or part of a business which is transferred to a person, who is not an associated company of the Company where the transfer is not a relevant transfer within the meaning of the Transfer of Undertakings (Protection of Employment) Regulations 2006,

he shall be entitled to exercise his Options at any time during the period of six months after the date he ceases to be in Relevant Employment except that in the case of cessation of employment by reason of a circumstance within Rules 6.2.1, 6.2.2, 6.2.3, 6.2.4 or 6.2.5 occurring within the six month period after an event to which Rule 6.2.6 applied he shall be entitled to exercise his Options within the six month period after such cessation of employment. If not so exercised, the Options shall lapse immediately.

6.3.	Other special circumstances

If an Option Holder ceases to be in Relevant Employment for a reason other than those referred to in Rules 6.1 and 6.2 and within three years after the Grant Date, the Option shall lapse immediately.

If an Option Holder ceases to be in Relevant Employment for a reason other than those referred to in Rules 6.1 and 6.2 and more than three years after the Grant Date, he shall be entitled to exercise the Option at any time during the six month period thereafter. If not so exercised, the Option shall lapse immediately.

6.4.	Office or employment in Group Company

If, at the relevant Bonus Date, an Option Holder holds an office or employment in a company which is not a Constituent Company but which is a member of the Group he shall be entitled to exercise his Options at any time during the six month period thereafter.

6.5.	Termination of Savings Contract

If an Option Holder gives, or is deemed under the terms of his Savings Contract to have given, notice that he intends to cease paying contributions under his Savings Contract, the Option linked to the Savings Contract shall lapse immediately unless the Option has already become exercisable in accordance with the rules of the Plan.

6.6.	Meaning of ceasing to be in Relevant Employment

For the purpose of Rules 5.3, 6.2, 6.3, and 9.1.2, an Option Holder shall not be treated as ceasing to be in Relevant Employment until he no longer holds any office or employment with a member of the Group.

6.7.	Interaction of Rules

6.7.1.	If an Option has become exercisable under Rule 6.2 and, during the period allowed for the exercise of the Option under Rule 6.2, the Option Holder dies, the period allowed for the exercise of the Option shall be the period allowed by Rule 6.1.

6.7.2.	If an Option has become exercisable under Rule 6 and, during the period allowed for the exercise of the Option under Rule 6, the Option becomes exercisable under Rule 7 also (or vice versa), the period allowed for the exercise of the Option shall be the first to determine of the period allowed by Rule 6 and the period allowed by Rule 7.

7.	TAKE-OVER, RECONSTRUCTION, AMALGAMATION OR WINDING-UP OF COMPANY

7.1.	General offer for, or acquisition of, Company

Notwithstanding Rule 5.1, if a person other than a New Holding Company obtains Control of the Company as a result of:

7.1.1.	making a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

7.1.2.	making a general offer to acquire all the shares in the Company of the same class as the Plan Shares

(in either case, other than any shares already held by him or a person acting in concert with him) all Options may be exercised, subject to Rule 7.2, at any time during the period of six months beginning with the time when the person making the offer or proposed acquisition (as the case may be) has obtained Control of the Company and any condition subject to which the offer or proposed acquisition is made has been satisfied. If not so exercised, the Options shall lapse at the expiry of the six month period.

7.2.	Compulsory acquisition of Company

Notwithstanding Rule 5.1, if a person becomes entitled or bound to acquire shares in the Company under sections 979 and 983 of the Companies Act 2006 (or equivalent legislation), all Options may be exercised at any time during the period beginning with the date the person serves a notice under section 979 and ending seven clear days before the date on which the person ceases to be entitled to serve such a notice. If not so exercised, the Options shall cease to be exercisable and shall lapse when the person ceases to be entitled to serve such a notice.

7.3.	Reconstruction or amalgamation of Company

Notwithstanding Rule 5.1, if, under section 899 of the Companies Act 2006 (or equivalent legislation), the Court sanctions a compromise or arrangement proposed for the purposes of, or in connection with, a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, all Options may be exercised within six months of the court sanctioning the compromise or arrangement. Any Option not so exercised shall cease to be exercisable and shall lapse at the end of such six month period.

7.4.	Winding-up of Company

If the Company passes a resolution for voluntary winding-up all Options may be exercised within the following six months. Any Option not so exercised shall cease to be exercisable and shall lapse at the end of such six month period.

7.5.	Non-UK Company Reorganisation Arrangements

If a Non-UK Company Reorganisation arrangement applicable to or affecting all of the ordinary share capital of the Company or all of the shares of the same class of shares as the share to which the Option relates or all the shares, or all the shares of that same class, which are held by a class of shareholders identified by reference otherwise than by reference to their employments or directorships or their participating in a Relevant Share Option Scheme becomes binding on the shareholders covered by it, then an Option may be exercised within the period of six months of the date on which the Non-UK Company Reorganisation becomes binding.

7.6.	Shares subject to Options ceasing to be Plan Shares

If the shares subject to an Option cease to satisfy the conditions in paragraphs 18 to 22 of Schedule 3:

7.6.1.	the definition of “Plan Shares” shall be amended by the deletion of the words “which satisfy the conditions in paragraphs 18 to 22 of Schedule 3”; and

7.6.2.	the Plan shall continue to exist as a non-Schedule 3 plan.

7.7.	Meaning of “obtains Control of the Company”

For the purpose of Rule 7, a person shall be deemed to have obtained Control of the Company if he and others acting in concert with him have together obtained Control of it.

7.8.	Notification of Option Holders

The Committee shall, as soon as reasonably practicable, notify each Option Holder of the occurrence of any of the events referred to in this Rule and explain how this affects his position under the Plan.

7.9.	Exercise window

If in consequence of any of the events specified in rules 7.1, 7.2, 7.3 or 7.5 the shares to which an Option relates no longer meet the requirements of paragraphs 17 to 22 of Schedule 3, the Option may be exercised no later than 20 days after the day on which the event specified in these rules occurs, notwithstanding that the shares no longer meet the requirements of paragraphs 17 to 22 of Schedule 3 provided no exercise will take place outside the window specified for exercise in any of paragraphs 7.1, 7.2, 7.3 or 7.5.

An Option which is exercised during the period of 20 days ending with the date on which the event specified in rules 7.1, 7.2, 7.3 or 7.5 occurs will be treated as if it was made in accordance with the provisions of those rules provided always that if an Option is exercised in reliance on this provision and such event does not occur within the period of 20 days of such exercise, the exercise of the Option is to be treated as having had no effect and the Option shall remain in force in accordance with the provisions of the Rules.

8.	EXCHANGE OF OPTIONS

8.1.	Exchange of Options

If the person referred to in Rules 7.1, 7.2 or 7.3, including a New Holding Company is a company, an Option Holder may, at any time during the period set out in Rule 8.2, by agreement with the Acquiring Company, release his Option in consideration of the grant to him of a new option which is equivalent to the Option but which relates to shares in:

8.1.1.	the Acquiring Company; or

8.1.2.	a company which has Control of the Acquiring Company; or

8.1.3.	a company which either is, or has Control of, a company which is a member of a Consortium which owns either the Acquiring Company or a company having Control of the Acquiring Company.

8.2.	Period allowed for exchange of Options

The period referred to in Rule 8.1 is:

8.2.1.	where Rule 7.1 applies or would apply if the reference in that Rule to “person” was read as “person including a New Holding Company”, the period referred to in that Rule;

8.2.2.	where Rule 7.2 applies, the period during which the Acquiring Company remains so entitled or bound;

8.2.3.	where Rule 7.3 applies, the period of six months beginning with the time when the court sanctions the compromise or arrangement; and

8.2.4	where Rule 7.5 applies, the period referred to in that Rule.

If the Option Holder does not release the Option within the relevant period referred to in this Rule 8.2, the Option shall lapse at the expiry of such relevant period.

8.3.	Meaning of “equivalent”

The New Option shall not be regarded for the purpose of this Rule 8 as equivalent to the Option unless:

8.3.1.	the New Plan Shares satisfy the conditions in paragraphs 18 to 22 of Schedule 3; and

8.3.2.	the New Option is exercisable in the same manner as the Option and subject to the provisions of the Rules as they had effect immediately before the release of the Option;

8.3.3	the total market value, immediately before the release of the Option, of the Plan Shares which were subject to the Option is substantially the same as the total market value, immediately after the grant of the New Option, of the New Plan Shares subject to the New Option (market value being determined for this purpose in accordance with paragraph 39(8) of Schedule 3); and

8.3.4	the total amount payable by the Option Holder for the acquisition of the New Plan Shares under the New Option is equal to the total amount that would have been payable by the Option Holder for the acquisition of the Plan Shares under the Option.

8.4.	Grant Date of New Option

The Grant Date of the New Option shall be deemed to be the same as the Grant Date of the Option.

8.5.	Application of Plan to New Option

In the application of the Plan to the New Option, where appropriate, references to “Company” and “Plan Shares” shall be read as if they were references to the company to whose shares the New Option relates and the New Plan Shares, respectively, save that in the definition of “Committee” the reference to “Company” shall be read as if it were a reference to Innospec.

9.	LAPSE OF OPTIONS

An Option shall lapse on the earliest of:

9.1.1.	subject to Rule 6.1, six months after the Bonus Date;

9.1.2.	subject to Rules 6.1, 6.2 and 3, the Option Holder ceasing to be in Relevant Employment;

9.1.3.	the date on which it is provided that the Option shall lapse under Rules 6.1, 6.2 and 6.3 and 7.1 to 7.4;

9.1.4.	the date on which a resolution is passed or an order is made by the court for the compulsory winding-up of the Company;

9.1.5.	the date on which the Option Holder becomes bankrupt or enters into a compromise with his creditors generally; and

9.1.6.	the date on which the Option Holder purports to transfer, charge or otherwise alienate the Option;

9.1.7.	before an Option has become capable of being exercised, the Option Holder giving notice that he intends to stop paying monthly contributions, or being deemed under the terms of the Savings Contract to have given such notice or making an application for the repayment of his aggregate monthly contributions.

10.	ADJUSTMENT OF OPTIONS ON REORGANISATION

10.1.	Power to adjust Options

Subject to Rule 10.5, in the event of a Reorganisation, the number of Plan Shares subject to an Option, the description of the Plan Shares, the Exercise Price, or any one or more of these as necessary, shall automatically be adjusted to take account of such Reorganisation provided always that the provisions of paragraph 28(3A) are complied with.

10.2.	Exercise Price

Subject to Rule 10.3, no adjustment shall be made to the Exercise Price which would result in the Plan Shares subject to an Option being issued directly to the Option Holder at a price per Plan Share lower than the nominal value of a Plan Share and, if an adjustment would so result, the Exercise Price shall be the nominal value of a Plan Share.

10.3.	Capitalization of reserves

Notwithstanding Rule 10.2, an adjustment may be made which would result in the Plan Shares subject to an Option being issued at a price per Plan Share lower than the nominal value of a Plan Share if and to the extent that the Committee is authorized to capitalise from the Company’s reserves a sum equal to the amount by which the aggregate nominal value of the Plan Shares subject to the Options which are adjusted exceeds the aggregate adjusted Exercise Price under such Options. If such an adjustment is made, on the subsequent exercise of the Option, the Committee shall capitalise such sum and apply the sum in paying up such excess.

10.4.	Notification of Option Holders

The Committee shall, as soon as reasonably practicable, notify each Option Holder of any adjustment made under this Rule 10 and explain how this affects his position under the Plan. The Committee may call in for endorsement or cancellation and re-issue any Option Certificate in order to take account of such adjustment.

11.	AMENDMENT OF PLAN

11.1.	Power to amend Plan prior to HM Revenue & Customs approval

Prior to HM Revenue & Customs approval of this Part A of the Plan under Schedule 3, the Committee may make such amendments to the Rules as may be necessary or desirable in order to obtain such approval.

11.2.	Power to amend Plan after HM Revenue & Customs approval

After HM Revenue & Customs approval of the Plan under Schedule 3, the Committee may from time to time amend the rules of the Plan, in its discretion acting reasonably.

PART B	INTENDED TO BE TAX QUALIFIED FOR EMPLOYEES RESIDENT IN ANY STATE IN THE UNITED STATES OF AMERICA

1.	PURPOSE

It is the intention of the Company to have this Part B of the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the United States Internal Revenue Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirement of that section of the Code. Any provision of the Plan which is inconsistent with Section 423 shall without further act or amendment by the Company be reformed to comply with the requirements of Section 423. This Section 1 shall take precedence over all other provisions in Part B of the Plan.

2.	DEFINITIONS

For the purposes of this Part B the following words shall have the following meanings:

“Code”	means the Internal Revenue Code of 1986, as amended;

“Committee”	means the Compensation Committee of the board of directors of the Company or any other duly authorized committee of the Board;

“Common Stock”	means the common stock of the Company;

“Company”	means Innospec Inc., a Delaware corporation;

“Compensation”	means an Employee’s compensation received by an Employee from the Company or a Designated Subsidiary including, but without limitation, the regular wages (i.e. base pay), overtime, and commissions, paid to an Employee, but excluding bonuses and other incentive compensation, disability pay, workers compensation, severance pay, service related cash awards, any amounts which constitute tax gross-ups of taxable amounts, and income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company or any Designated Subsidiary provided that the Committee may amend the definition of Compensation for any Offering Period prior to the commencement of such Offering Period;

“Contributions”	means all amounts credited to the account of a participant pursuant to the Plan excluding interest;

“Corporate Transaction”	means a sale of all or substantially all of the Company’s assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation;

“Designated Broker”	means a stock brokerage or other firm or body (including any internal function of the Company) designated by the Committee for the purposes of the Plan;

“Designated Subsidiaries”	means the Subsidiaries that have been designated by the Committee from time to time in its sole discretion as eligible to participate in this Part B of the Plan;

“Employee”	means any person, including an Officer, who is an Employee of the Company and its Designated Subsidiaries for US tax purposes;

“Exchange Act”	means the Securities Exchange Act of 1934, as amended;

“Fair Market Value”	means with respect to any date that the Common Stock is listed on a national securities exchange or quoted in an inter-dealer quotation system the closing quotation of the Stock on that date as reported in the Wall Street Journal (or other reporting service approved by the Committee); provided, however, that with respect to any day on which the markets are closed, “Fair Market Value” for that day shall mean the middle market quotation of the Stock as reported in the Wall Street Journal (or other reporting service approved by the Committee ) on the next trading day, and further provided that with respect to Common Stock that is not listed on a national securities exchange or quoted in an inter-dealer quotation system and the Fair Market Value of such Common Stock shall be determined in good faith by such methods or procedures as shall be established from time to time by the Committee;

“Offering Date”	means the first business day of each Offering Period of the Plan;

“Offering Period”	means, unless amended pursuant to Rules 4 and 19 hereof, a set period of time, with start and end date(s) to be determined by the Committee. The Committee shall conduct each Offering Period in compliance with Section 423 of the Code. The terms and conditions of each Offering Period need not be identical but each shall include through incorporation the provisions of this Plan;

“Officer”	means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and rules and regulations promulgated thereunder;

“Purchase Date”	means the last trading day of each Offering Period of the Plan;

“Purchase Price”	means the price at which Shares may be purchased hereunder and shall be an amount equal to not less than eighty five percent (85%) of the Fair Market Value of the Shares on the first day of the relevant Offering Period;

“Rules”	means unless the context otherwise requires the Rules of this Part B of the Plan;

“Share”	means a share of Common Stock, as adjusted in accordance with Rule 18;

“Subsidiary”	means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3.	ELIGIBILITY

3.1.	General eligibility

Any person who is an Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under this Part B of the Plan, subject to the requirements of Rule 5.1 and the limitations imposed by Section 423(b) of the Code.

At the discretion of the Committee, employees who are citizens or residents of a foreign jurisdiction may be excluded if granting them an option under the Plan would violate the laws of such jurisdiction, or if compliance with the laws of that jurisdiction would cause the Plan to violate Section 423 of the Code.

The Committee reserves the right to employ less stringent restrictions prior to the Offering Date of any Offering Period so long as those standards are set in a nondiscriminatory manner and are not more restrictive than those set forth above.

3.2.	Limits on eligibility

Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under this Part B of the Plan if:

3.2.1.	immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company; or

3.2.2.	such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate where the Fair Market Value of such stock (determined at the time such option is granted) would exceed Twenty-Five Thousand Dollars ($25,000) for each calendar year in which such option is outstanding at any time (or such other limit as shall be prescribed by the Code from time to time); or

3.2.3.	such option would permit such Employee rights to purchase stock under the Plan in excess of the maximum amount of stock permitted by the Shareholders to be offered through the Plan in accordance with Rule 13.1 of Part B or as otherwise provided by the Committee.

4.	OFFERING PERIODS

This Part B of the Plan shall be implemented by a series of Offering Periods and shall continue until terminated in accordance with Rule 19 hereof. The Committee shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval provided always that for the purposes of this Part B of the Plan, no Offering Period shall exceed 27 months in any circumstances.

5.	PARTICIPATION

5.1.	Enrolment

An eligible Employee may become a participant in this Part B of the Plan by completing a subscription agreement and any other required documents (“Enrolment Documents”) provided by the Company and submitting them to the Designated Broker by 4:00 p.m. Eastern Time on the 20th of the month prior to the applicable Offering Date, unless a different time for submission of the Enrolment Documents is set by the Committee. The Enrolment Documents and their submission may be electronic, as directed by the Company. The Enrolment Documents shall set forth the dollar amount of the participant’s Compensation (subject to Rule 6.1 below) to be paid as Contributions pursuant to the Plan.

5.2.	Payroll deductions

Payroll deductions shall commence on the first payroll paid after the Offering Date, or the closest payroll date to the Offering Date which is administratively feasible, and shall end not later than the last payroll paid on or prior to the Purchase Date of the Offering Period to which the Enrolment Documents are applicable, unless sooner terminated by the participant pursuant to Rule 6.2.

6.	METHOD OF PAYMENT CONTRIBUTIONS

6.1.	Level of contribution

A participant shall elect to have payroll deductions made on each payday during the Offering Period, not to exceed such amount as the Committee may specify for the purposes of the relevant Offering Period, in a specified dollar amount of such participant’s Compensation on each payday during the Offering Period. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account. Any election made under this Rule 6.1 must also be administratively feasible.

6.2.	Right to terminate deductions

6.2.1.	At any time during an Offering Period, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering Period by delivering to the Company a notice of withdrawal in such form as the Company may provide and such withdrawal may be elected at any time prior to the end of the Offering Period, except as set forth in the Enrolment Documents.

6.2.2.	Upon withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire Shares for the participant) during the Offering Period, with interest (unless otherwise specified in the Enrolment Documents), and such participant’s participation in that Offering Period shall be automatically terminated.

6.2.3.	Withdrawal during an Offering Period shall have no effect upon such Employee’s eligibility to participate in any other Offering Periods, but such Employee shall be required to deliver new Enrolment Documents in order to participate in subsequent Offering Periods no later than 4:00 p.m. Eastern Time on the 20th of the month prior to the applicable Offering Date, unless a different time for submission of the Enrolment Documents is set by the Committee.

6.3.	Right to change deductions

A participant may elect to increase or decrease the rate or amount of his or her Contributions with respect to the next Offering Period by completing and filing with the Company new Enrolment Documents authorizing a change in the payroll rate. An increase or decrease (other than a discontinuance of Contributions) in the rate or amount of a participant’s Contribution shall be effective at the beginning of the next Offering Period. The new Enrolment Documents for increasing or decreasing Contributions (other than a discontinuance) must be completed and received by 4:00 p.m. Eastern Time on the 20th of the month prior to the applicable Offering Date, unless a different time for submission of the Enrolment Documents is set by the Committee. If the election is not timely filed, the election will become effective as of the beginning of the next Offering Period.

6.4.	Code limit

Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Rule 3.2 herein, an Employee’s payroll deductions may be decreased during any Offering Period scheduled to end during the current calendar year to $0.00.

6.5.	Elections

The Committee will establish procedures for all elections hereunder.

6.6	Restrictions on contribution

A participant shall be prohibited to elect to have payroll deductions made on each payday during the Offering Period:

(a)	In an amount more than the maximum amount which could be spent on shares under the Plan, in accordance with Rule 8; or

(b)	In an amount more than $25,000 in a calendar year, when combined with contributions to any other Section 423 plan or other Offering Period under this Plan; or

(c)	If such an election is not administratively feasible.

7.	GRANT OF OPTION

On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on or before the applicable Purchase Date pursuant to Rule 8 a number of Shares, with the maximum number of Shares set forth in the Enrolment Documents in accordance with the formula provided in Rule 8, subject to any adjustment pursuant to Rule 18, and provided further that such purchase shall be subject to the limitations set forth in Rules 3 and 13.

8.	EXERCISE OF OPTION

Prior to the end of each Offering Period, each participant will be contacted and asked to confirm his or her intent to exercise his or her option. Upon confirmation, the participant’s option for the purchase of Shares will be exercised as soon as administratively feasible on or before the Purchase Date of each Offering Period, but after the participant has made his or her final contribution to the Plan in accordance with the Enrolment Documents.

The maximum number of Shares subject to the option to be purchased by each participant shall be determined as of the Offering Date of an Offering Period by dividing the participant’s total contributions for that Offering Period indicated in his or her Enrolment Documents, by the Purchase Price, subject to any adjustment pursuant to Rule 18, and provided further that such purchase shall be subject to the limitations set forth in Rules 3 and 13.

The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant as promptly as practicable upon request or after the Purchase Date. During his or her lifetime, a participant’s option to purchase Shares hereunder is exercisable only by him or her. If a participant chooses not to exercise his or her option in the Plan, the participant will have his or her contributions returned with interest (unless otherwise specified in the Enrolment Documents). If a participant fails to respond to the request, the contributions will be returned with interest (unless otherwise specified in the Enrolment Documents) at the close of the Offering Period.

9.	DELIVERY

As promptly as practicable upon request or after a Purchase Date the number of Shares purchased by each participant upon exercise of his or her option shall be deposited into an account established in the participant’s name with the Designated Broker. Any payroll deductions accumulated in a participant’s account that are not applied toward the purchase of Shares due to limitations imposed by the Plan shall be returned to the participant with interest (unless otherwise specified in the Enrolment Documents) as soon as administratively feasible.

10.	WITHDRAWAL OF SHARES

At anytime following thirty (30) days from the Purchase Date of Shares, a participant may withdraw all or any number of whole Shares credited to his or her account by directing the Designated Broker to cause his or her Shares to be:

10.1.	issued in book entry format, or as certificates in the participant’s name upon request;

10.2.	sold with the net proceeds (less applicable commissions and other charges) distributed in cash to the participant; or

10.3.	transferred to another brokerage account of the participant provided that no participant may make any withdrawal in the manner specified by this Rule 10.3 unless such withdrawal complies with the terms and provisions of the Statement of Corporate Policy: Trading in Innospec Inc. Stock.

11.	TERMINATION OF EMPLOYMENT

11.1.	Special Circumstances

If a participant ceases to be an Employee prior to the Purchase Date of an Offering Period by reason of:

11.1.1	the participant’s death;

11.1.2	injury, disability;

11.1.3	redundancy; or

11.1.4	retirement on or after the age at which he is bound to retire under the terms of his contract of employment the participant (or his personal representatives in the case of his death) may exercise his options within a period of three months following the date on which he ceases to be an Employee provided that:

11.1.5	the participant may only exercise his options using the accumulated Contributions in his account (excluding any interest) at the date of cessation; and

11.1.6	in no circumstances can an option be exercised after the Purchase Date.

11.2.	Leavers – general

If a participant ceases to be an Employee for any reason other than those in Rule 11.1, or if an Employee ceases to be an Employee in the circumstances in Rule 11.1 and chooses not to exercise his option, the Contributions credited to his account (together with interest unless otherwise specified in the Enrolment Documents) will be refunded to the Employee or his beneficiary or estate as the case may be, through normal payroll processing as soon as administratively practicable following such termination.

12.	INTEREST

Any interest which shall accrue on the Contributions of a participant in the Plan:

12.1.	shall be disregarded on the exercise of an option in determining the maximum number of Shares that may be purchased for that Offering Period; and

12.2.	shall be included in any repayment of Contributions to a participant.

13.	STOCK

13.1.	Plan limit

Subject to adjustment as provided in Rule 18, the maximum number of Shares that shall be made available for sale under the Plan (including this Part B) shall be 750,000. Subject to stockholder approval at the 2018 Annual Meeting of Stockholders in May 2018, the maximum number of shares that shall be made available for sale under the Plan (including this Part B) shall be increased to 1,650,000. If the Committee determines that, during a given Offering Period, the number of Shares with respect to which options are to be exercised may exceed:

13.1.1.	the number of Shares that were available for sale under the Plan on the Offering Date of the applicable Offering Period; or

13.1.2.	the number of Shares available for sale under the Plan during the Offering Period,

the Committee shall make a pro rata allocation of the Shares available for purchase on such Offering Date or during such Offering Period, as applicable, in as uniform a manner as shall be practicable, and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock during the Offering Period, and may continue the Plan as then in effect, or terminate the Plan pursuant to Rule 19 below. The Committee may make a pro rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date.

13.2.	Rights in shares

A participant shall have no interest or voting rights in Shares covered by his or her option until such Option has been exercised. A participant shall not be deemed holder of, or have any of the rights of a holder with respect to Shares subject to options under this Plan unless and until the participant’s Shares acquired upon exercise of such options are recorded in the books of the Company (or its transfer agent).

13.3.	Registration of shares

Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

14.	DESIGNATION OF BENEFICIARY

14.1.	Designation

The Company may, in its sole discretion, permit a participant to designate (in such form as it shall permit) a beneficiary who is to receive any Shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering Period but prior to delivery to him or her of such Shares and cash. In addition, if so permitted by the Committee, a participant may designate a beneficiary who is to receive any Shares from the participant’s account under the Plan in the event of such participant’s death prior to the Purchase Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

14.2.	Changing designation

Such designation of beneficiary may be changed by the participant and his or her spouse (if any) at any time by submission of the required notice which required notice may be electronic. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.	TRANSFERABILITY

Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Rule 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Rule 6.2.

16.	USE OF FUNDS

Any Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

17.	REPORTS

Individual accounts will be maintained for each participant in the Plan. Statements of accounts will be provided to participating Employees by the Company or the Designated Broker at least annually, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

18.	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, CORPORATE TRANSACTIONS

18.1.	Adjustment

Subject to any required action by the stockholders of the Company, the number of Shares covered by each option under the Plan that has not yet been exercised, the number of Shares that have been authorized for issuance under the Plan but have not yet been placed under option (collectively, “Reserves”), the maximum number of Shares of Common Stock that may be purchased by a participant in an Offering Period, the number of Shares set forth in Rule 13.1, and the price per Share of each option under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of Shares effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

18.2.	Corporate transaction – general

In the event of a dissolution or liquidation of the Company, any Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Committee.

18.3.	Corporate transaction – existing options

In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or Subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, each Offering Period then in progress shall be shortened and a new Purchase Date shall be set (“New Purchase Date”), as of which date any Offering Period then in progress will terminate.

18.4.	New purchase date

The New Purchase Date shall be on or before the date of consummation of the transaction and the Committee shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically (subject to Rule 8) on the New Purchase Date, unless prior to such date he has withdrawn from the Offering Period as provided in Rule 6.2.

18.5.	Deemed assumption of rights

For purposes of this Rule 18, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Rule 18); provided however that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent corporation (as defined in Section 424(e) of the Code), the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the transaction.

18.6.	Adjusting reserves

The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the Purchase Price of each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights, offerings or other increases or reductions of Shares of its outstanding Common Stock, and in the event of the Company’s being consolidated with or merged into any other corporation.

19.	AMENDMENT OR TERMINATION

19.1.	General power to amend

The Committee may at any time and for any reason terminate or amend this Part B of the Plan. Except as provided in Rule 18, no such termination may affect options previously granted, provided that this Part B of the Plan or an Offering Period may be terminated by the Committee on a Purchase Date or by the Committee’s setting a new Purchase Date with respect to an Offering Period then in progress if the Committee determines that termination of this Part B of the Plan and/or the Offering Period is in the best interests of the Company and the stockholders or if continuation of this Part B of the Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change after the Effective Date in the generally accepted accounting rules applicable to the Plan.

19.2.	Existing options unaffected

Except as provided in Rule 18 and in this Rule 19, no amendment to the Plan shall make any change in any option previously granted that adversely affects the rights of any participant.

19.3.	Stockholder approval

To the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

19.4.	Matters not requiring stockholder approval

Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Committee shall be entitled to change the

Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than US dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable that are consistent with the Plan.

20.	CONDITIONS UPON ISSUANCE OF SHARES

20.1.	Compliance with applicable laws

Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

20.2.	Representation of intention

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

21.	TERM OF PLAN

The term of this Part B of the Plan shall be ten (10) years from the Effective Date unless sooner terminated under Rule 19. Following stockholder approval, if granted at the 2018 Annual Meeting of Stockholders, the plan shall be extended for a further ten (10) years from May 6, 2018.

22.	ADDITIONAL RESTRICTIONS OF RULE 16b-3

The terms and conditions of options granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

23.	MISCELLANEOUS

23.1.	Employment status

The Plan and Enrolment Documents do not constitute an employment contract. Nothing in this Plan or Enrolment Documents shall in any way alter the at-will nature of a participant’s employment or be deemed to create in any way whatsoever any obligation on part of any participant to continue in the employ of the Company or Designated Subsidiaries, or on part of the Company or Designated Subsidiary to continue the employment of the participant.

23.2.	Governing law

The validity, construction and effect of this Part B of the Plan, Rules 1 to 11 of the introduction to the Plan in respect of their application to any option granted under this Part B of the Plan, any rules and regulations relating to the Plan and any option granted hereunder shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

24.	SECTION 409A OF THE CODE

This Plan is not intended to be a deferred compensation plan as defined under Section 409A of the Code and any guidance issued thereunder (“Section 409A Standards”). Notwithstanding the foregoing, to the extent that this Plan and or options granted under this Plan at any time become subject to Section 409A Standards, the Committee shall have the authority to amend the Plan in order to comply with Section 409A Standards, and the Plan and all options exercised pursuant to the Plan shall be effected, interpreted, and applied in a manner consistent with the 409A Standards. To the extent that options exercised under the Plan become subject to 409A Standards and such options granted under the Plan subject any participant to gross income inclusion, interest, or additional tax pursuant to, or would be prohibited by, Code Section 409A, those terms are to that extent superseded by the applicable Section 409A Standards.

PART C	NOT INTENDED TO BE TAX APPROVED OR TAX QUALIFIED. NOT FOR AWARDS TO US TAX RESIDENTS

On each occasion that the Committee resolves to grant Options or Stock Equivalent Units under this Part C the provisions in Part A shall apply to such Options or Stock Equivalent Units as modified by this Part C.

1.	INTERPRETATION

1.1.	Definitions

In this Part C of the Plan, unless the context otherwise requires, the following words and expressions have the following meanings:

“Conversion Rate”	means on any given day, the closing rate for US dollars purchased with the Relevant Currency on the last preceding Dealing Day as published in the Wall Street Journal (or other reporting service approved by the Committee );

“Eligible Employee”	means a director (other than a non-executive director) or employee of the Company or a Subsidiary who is nominated by the Committee;

“Exercise Date”	means the third anniversary of the Date of Grant or if the Committee shall determine on or before the Date of Grant of an Option or Stock Equivalent Unit the Exercise Date may be deferred by one month for every occasion on which an Option Holder fails to make a Monthly Contribution provided that the Exercise Date shall never be later than 42 months after the Date of Grant;

“Individual Share Limit”	means in relation to any Option or Stock Equivalent Unit the amount of the Notional Dollar Repayment Value divided by the Exercise Price;

“Minimum Monthly Contribution”	means in relation to each Invitation the minimum Monthly Contribution (if any) expressed in the Relevant Currency which may be made by an Option Holder as determined by the Committee;

“Monthly Contribution”	means in relation to any Eligible Employee the fixed amount in Relevant Currency of each of the 36 monthly savings contributions which the Eligible Employee undertakes to make by submitting an Application;

“Notional Dollar Repayment Value”	means in relation to any application for the grant of an Option or Stock Equivalent Unit the aggregate amount in US dollars (converted from the Relevant Currency using the Conversion Rate on the Invitation Date) of 36 Monthly Contributions (or such other number as the Committee may determine prior to any Invitation);

“Relevant Currency”	means in respect of an Eligible Employee the currency in which they make (or propose to make) Monthly Contributions for the purposes of the Plan;

“Savings”	means at any time the aggregate amount of an Option Holder’s monthly savings contributions held by the Savings Body together with any interest accrued on the same;

“Savings Body”	means the financial institution approved by the Committee to hold Savings for the purposes of this Part C of the Plan;

“Stock Equivalent Unit”	means a potential future right to receive a bonus granted pursuant to and calculated in accordance with Rule 7 of this Part C.

1.2.	Interpretation

Words not otherwise defined in this Part C shall have the meanings given to them in Part A of the Plan.

2.	INVITATIONS AND GRANT OF OPTIONS

2.1.	Invitations

Rule 2 of Part A of the Plan shall apply to this Part C subject to the following modifications:

2.1.1.	Rules 2.4.4 to 2.4.6 shall not apply;

2.1.2.	the Invitation shall specify the maximum Monthly Contribution in the Relevant Currency;

2.1.3.	an Eligible Employee may only elect to make 36 Monthly Contributions;

2.1.4.	Rule 2.5 shall not apply and the Application shall be in such form as the Committee may determine from time to time;

2.1.5.	Rule 2.6 shall not apply and an Application shall be deemed to be for the grant of an Option over the maximum whole number of Plan Shares which may be acquired at the Exercise Price out of the Notional Dollar Repayment Value.

2.2.	Grant of Options

Rule 3 of Part A shall apply subject to the following modifications:

2.2.1.	any reference to HM Revenue & Customs shall be disregarded;

2.2.2.	the maximum number of Plan Shares in respect of which an Option can be granted in response to an Application shall not in any event exceed the Individual Share Limit;

2.2.3.	in Rule 3.4.4 the reference to the Bonus Date shall be construed as a reference to the Exercise Date;

2.2.4.	Rule 3.6.1 shall not apply and Rule 3.6.2 shall be replaced by the following:

“firstly, it shall amend the Notional Dollar Repayment Value in relation to the Option as it determines in its absolute discretion;”.

2.3.	Savings

In respect of any Eligible Employees to which this Part C may apply the Committee may determine that there shall not be a Savings Body and that alternative arrangements may be made for those Eligible Employees for the saving of Monthly Contributions. Such arrangements may include Option Holders making personal arrangements for saving Monthly Contributions and providing such evidence as the Committee may require at the date of exercise to demonstrate that such savings have been made and retained by the relevant Option Holder. Where this Rule 2.3 applies references to “Savings Body”, “Savings Contract” and “Savings” in the rules of the Plan shall be construed accordingly and the rules of the Plan shall be applied as far as possible in the same manner as they do where a Savings Body is involved in the operation of the Plan.

3.	EXERCISE

3.1.	Modification of Part A

Rules 4, 5 and 6 of Part A shall apply subject to the following modifications:

3.1.1.	the Exercise Price shall be expressed in the Relevant Currency;

3.1.2.	in Rules 5 and 6 any reference to the Bonus Date shall be construed as a reference to the Exercise Date;

3.1.3.	Rule 5.4 shall not apply;

3.1.4.	Rule 5.4 shall not apply and the maximum number of Plan Shares in respect of which an Option can be exercised shall not in any event exceed the Individual Share Limit;

3.1.5.	in Rule 5.6 reference to any bonus shall be disregarded; and

3.1.6.	in Rule 6.2.2 reference to the Employment Rights Act 1996 shall be disregarded.

3.2.	Shares over which option exercisable

An Option can only be exercised in respect of such number of Plan Shares as is determined below:

3.2.1.	where the Option is exercisable on or after the Exercise Date, the maximum number of Plan Shares in respect of which it subsists;

3.2.2.	subject to Rule 3.2.3 of this Part C, where the Option is exercised in any other case, the number of Plan Shares equal to:

A×	B	where:
36

A is the maximum number of Plan Shares in respect of which the Option subsists; and

B is the number of Monthly Contributions actually made by the Option Holder prior to the date of effective exercise of the Option;

3.2.3.	in any case such lesser number of Shares as the Option Holder may specify in the notice of exercise given to the Company.

4.	DISCRETION TO PAY CASH ON EXERCISE OF AN OPTION

4.1.	Discretion to pay cash

In respect of any Option granted under this Part C that is effectively exercised the Committee may choose to satisfy any rights the Option Holder has under the Plan by a cash payment to the Option Holder and in such circumstances the Option Holder will have no right to the allotment or transfer to him of Plan Shares on the exercise of his Option.

4.2.	Amount of payment

Where the exercise of an Option is to be satisfied by the payment of cash the quantum of such payment shall be calculated as follows:

N x (MV – EP)

Where:

N is the number of Plan Shares that could have been acquired on the relevant Exercise Date determined in accordance with Rule 3.2 of this Part C (on the assumption that the Option Holder could acquire Plan Shares);

MV is the Market Value of a Plan Share on the relevant date of exercise (for this purpose, the definition of “Market Value” shall be applied replacing references to “Invitation Date” with “relevant date of exercise”); and

EP is the Exercise Price for a Plan Share under the relevant Option.

5.	TAXES

Any payment under this Part C shall be subject to deduction of all taxes (including withholding taxes and other payroll taxes), social security contributions and other contributions as may be lawfully made and required by any taxation authority.

6.	GENERAL

Any references to HM Revenue & Customs approval, agreement or consent shall be disregarded for the purposes of this Part C.

Subject to Rule 2.3 of this Part C, any reference to “Savings Contract” shall be construed as a reference to the contract between the Savings Body and the Option Holder in respect of the Savings for the purposes of this Part C.

Exercise is conditional on the tax liability being established, which for the purposes of this Part C will treated as the date of the sale of the Shares (where the Option Holder chooses to sell immediately) or the transfer of shares into the Option Holder’s named account (where the Option Holder chooses to retain their Shares).

7.	STOCK EQUIVALENT UNIT

7.1	On any occasion on which the Committee resolves to grant awards under this Part C it may resolve that such awards are granted in the form of Stock Equivalent Units in which case this Rule 7 of Part C shall apply.

7.2	Where the Committee resolves to grant an award as a Stock Equivalent Unit then Part A and this Part C shall be modified in relation to the grant of the award so that:

7.2.1	the definition of “Option” shall be replaced with “Stock Equivalent Unit” as defined in this Part C and references to an Option, Option Certificate and New Option in the remainder of Part A or Part C shall be modified accordingly;

7.2.2	the definition of “Plan Shares” shall be replaced with “Notional Shares” which shall mean a notional share equal in value to a Plan Share but having no legal rights attributable to a Share, and references to Plan Shares in the remainder of Part A (with the exception of Rule 4 and Rule 7.1.2) and Part C (with the exception of Rule 7.4) shall be amended accordingly;

7.2.3	Rules 2.8, 3.6, 5.7, 7.6, 7.9, 8.3.1 and 10.2 of Part A shall not apply in respect of a Stock Equivalent Unit;

7.2.4	Rule 8.1 of Part A shall be amended so that all references to shares in any of the bodies referred to in Rule 8.1.1 to 8.1.3 shall be to notional shares in that body such that any New Option shall be granted as a Stock Equivalent Unit; and

7.2.5	paragraph 3 of Rule 6 of this Part C shall be replaced with “Exercise is conditional on the tax liability being established.”.

7.3	In respect of any Stock Equivalent Unit granted under this Part C that is effectively exercised the Committee shall satisfy any rights the Option Holder has under the Plan by a cash payment to the Option Holder and the Option Holder shall have no right to the allotment or transfer to him of any Notional Shares or other shares.

7.4	The cash payment to be made to the Option Holder pursuant to Rule 7.3 shall be calculated as follows:

N x (MV – EP)

N is the number of Notional Shares that could have been acquired on the relevant Exercise Date determined in accordance with Rule 3.2 of this Part C;

MV means, in the Relevant Currency at the Conversion Rate on the Exercise Date, an amount per Notional Share equal to the Market Value of a Plan Share on the relevant date of exercise (for this purpose, the definition of “Market Value” shall be applied replacing references to “Invitation Date” with “relevant date of exercise”); and

EP is the Exercise Price for a Notional Share under the relevant Stock Equivalent Unit.